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                                                                   EXHIBIT 10.10

                                 PROMISSORY NOTE

$6,000,000.00                                               Dated: May 28, 2000


        FOR VALUE RECEIVED, STRATOS LIGHTWAVE, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of METHODE DEVELOPMENT COMPANY, a Delaware corporation ("Payee"), located at 7401 West Wilson Avenue, Chicago, Illinois 60656, the principal sum of SIX MILLION Dollars ($6,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made by Payee to Maker hereunder, together with interest as provided herein. The principal amount of this Promissory Note shall be due and payable on the earlier to occur of (i) the date which is five (5) days after the closing of an initial public offering of the capital stock of Maker, or (ii) the date which is thirty (30) days after written demand therefor by Payee; but in no event shall such date be later than one (1) day prior to the distribution by Methode Electronics, Inc. of its stock in Maker to its stockholders (the "Maturity Date"), subject to the acceleration provisions hereof.

        Interest on the principal outstanding amount of this Promissory Note shall be paid monthly in arrears on the first day of each calendar month within the term hereof and on the Maturity Date, at a per annum rate equal to the Prime Rate (the "Interest Rate"). The term "Prime Rate" shall mean the prime rate of interest or equivalent corporate base rate announced from time to time by Bank of America at its main office in Chicago, Illinois, as such rate may change from day to day. In the event that such bank shall cease to announce such a rate of interest, the prime rate or equivalent rate announced by any other major bank in Chicago selected by Payee shall be a reasonable substitute therefor.

        Maker shall have the right to prepay without penalty any sum due under this Promissory Note at any time, and any prepayment shall be applied first toward accrued but unpaid interest, if any, and next to the payment of principal due hereunder.

        Any installments of principal not paid when due shall bear interest after maturity at the rate of the Interest Rate plus three percent (3%) per annum. All payments of principal and interest shall be made to Payee at its address set forth above, or such other place as the legal holder hereof may from time to time in writing appoint by notification to the undersigned.

        At the election of Payee or the legal holder hereof, the total principal sum remaining unpaid hereon, together with all accrued interest thereon, shall become at once due and payable, without notice to Maker or any other person or entity, if and when any payment of principal or interest or any portion thereof becomes past due in accordance with the terms hereof.

        If this Promissory Note is past due and is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceedings, then Maker shall pay to Payee all reasonable attorneys' fees, costs and expenses incurred in connection therewith in addition to all other amounts due hereunder.

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        Notwithstanding anything to the contrary herein, if at any time the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall deem applicable hereto, then so long as such maximum rate would be exceeded, the rate of interest shall be equal to such maximum rate.

        Maker and any and all others who are now or may become liable for all or any part of the obligations of Maker under this Promissory Note, including any guarantor hereof (all of the foregoing being referred to collectively herein as "Obligors") agree to be jointly and severally bound hereby and jointly and severally (i) waive presentment and demand for payment (except as expressly set forth herein), notices of nonpayment and dishonor, protest of dishonor and notice of protest; (ii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of the payment hereof or hereunder; (iii) waive any and all lack of diligence and delays in enforcement of the payment hereof; (iv) agree that the liability of each of the Obligors shall be unconditional and without regard to the liability of any other person or entity for the payment hereof and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Payee to any of them with respect hereto; (v) consent to any and all extensions of time, renewals, waivers or modifications which may be granted by Payee with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof or any part hereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vi) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for the payment hereof, and to the acceptance of any and all security for the payment hereof, and agree that the addition of any such Obligors or security shall not affect the liability of any of the Obligors for the payment hereof.

               Maker agrees that this Promissory Note and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of Illinois, without reference to the conflict of laws principles of such state.

                                            STRATOS LIGHTWAVE, INC.,


                                            By:  /s/ David A. Slack
                                                 -------------------------
                                                     David A. Slack
                                                     Chief Financial Officer


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